UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

IDENTIV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Press release issued by Identiv, Inc. on April 9, 2024

Identiv Highlights Excellence in Specialty IoT Solutions at RFID Journal LIVE! 2024

IoT leader invites customers, partners, and investors to connect at booth 409 at the world’s largest RFID industry show

FREMONT, Calif., April [9], 2024 — Identiv, Inc. (NASDAQ: INVE), Internet of Things (IoT) technology leader and innovator, announced that its IoT team will showcase their latest RFID-enabled specialty IoT solutions at RFID Journal LIVE! 2024 in Las Vegas, Nev., on April 9 - 11, 2024. LIVE! is the world’s largest conference and exhibition focused on RFID and related technologies.

Identiv continues to drive innovation, deliver excellence, and shape the future of IoT. Throughout 2023, Identiv solidified its reputation as a technology and thought leader in the RFID industry while it transitioned to more complex RF-enabled specialty IoT devices, which included solutions based on Bluetooth Low Energy (BLE). Identiv’s commitment to engineering and product excellence enables the company to bring customers’ designs to market with greater speed, thanks to capabilities that reduce the turnaround time between design, pilot, and evaluation phases to achieve accelerated production.

The launch of Identiv’s production facility in Thailand in 2023 was a major milestone in the company’s overall IoT strategy. Equipped with advanced capabilities within process engineering and innovative uses of primary and secondary manufacturing processes, this strategic decision is intended to ensure Identiv’s production of IoT devices maintains high quality at much lower costs, enhancing production efficiency and supporting innovative production methodologies. Identiv’s IoT device and data management platform, bitse.io, also reached a new tier of success with the recent launch of bitse.io 3.0, underscoring the company’s dedication to innovation and customer satisfaction.

Additionally, Identiv has emerged as a key player for technically complex applications for the healthcare industry, addressing critical issues such as medication delivery and reliable pharmaceutical cold chain management. In Q4 2023, the healthcare vertical represented nearly 20% of Identiv’s RFID-enabled IoT business, with margins that met or exceeded 30%.

With this industry-leading design, technology and production foundation laid, Identiv recently announced additional world-class executive leadership and anticipated access to capital to accelerate its leadership in specialty IoT applications. The Identiv IoT team is excited to invite customers, partners, and investors to RFID Journal LIVE! to see how their engineering and product excellence have made Identiv the go-to destination for advanced RFID use cases. Show attendees can interact with Identiv product demo pods, bringing to life the company’s solutions and in-market products across multiple verticals, including healthcare and pharmaceuticals, warehousing and logistics, specialty retail, and smart packaging.

“We are privileged to continue innovating best in class specialty IoT solutions and excited to have the opportunity to showcase them at this year’s RFID Journal LIVE!,” said Amir Khoshniyati, EVP/GM of Identiv IoT. “Interactive product demonstrations at shows like LIVE! really bring our vision of Everything Connected to life. We’ve brought together an incredible ecosystem of partners to support the industry’s fastest-growing applications, and together, we’re developing the foundation for the future of IoT.”

At this year’s LIVE! show, Identiv and its partner, ambient IoT pioneer Wiliot, are finalists for the Best New Product Award for the ID-Pixels Battery Assisted Tag, a compact, multi-sensor IoT device with integrated RFID and Bluetooth (BLE) technologies that bridges the gap between digital intelligence and physical objects, enhancing the capabilities of IoT networks in multiple sectors.

Identiv’s IoT solutions can digitally transform any product into a connected product. For more information on Identiv IoT’s complete end-to-end portfolio, contact sales@identiv.com.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. For more information, visit identiv.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact, including statements regarding: Identiv’s strategy, opportunities, focus and goals; expected benefits of the launch of Identiv’s production facility in Thailand; expectations with respect to the change in management following the completion of the proposed transaction, including expected benefits thereof; Identiv’s beliefs regarding access to future capital; Identiv’s belief that it has best in class specialty IoT solutions; and Identiv’s expectations relating to developing the foundation for the future of IoT. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the failure of the proposed transaction to close for any reason; risks that the proposed transaction disrupts current business, plans and operations of Identiv or its business prospects; diversion of management’s attention from Identiv’s ongoing business; the ability of Identiv to retain and hire key personnel; the effect of the change in management following the completion of the proposed transaction; competitive responses to the proposed transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; Identiv’s ability to continue the momentum in its business; Identiv’s ability to successfully execute its business strategy; Identiv’s ability to satisfy customer demand and expectations; the loss of customers, suppliers or partners; the success of Identiv’s products and strategic partnerships; industry trends and seasonality; the impact of macroeconomic conditions and customer demand, inflation and increases in prices; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are based on information available to Identiv on the date of this press release, and Identiv assumes no obligation to update such statements.

Additional Information and Where to Find It

On April 2, 2024, Identiv entered into a Stock and Asset Purchase Agreement with Hawk Acquisition, Inc., whereby Identiv agreed to sell its physical security business to Buyer (the “Transaction”). Identiv intends to file with the SEC a proxy statement on Schedule 14A with respect to its solicitation of proxies for approval of the Transaction (the “Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY IDENTIV AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Identiv free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Identiv are also available free of charge in the “Investors—Financials” section of Identiv’s website at identiv.com/investors/financials.

Participants in the Solicitation

Identiv, its directors, director nominees, certain of its officers, and other members of management and employees (as set forth below) are or may be deemed to be “participants” (each a “Participant” and collectively, the “Participants”) in the solicitation of proxies from stockholders of Identiv in connection with the transactions contemplated by the agreement.

Information about Identiv’s executive officers and directors, including compensation, is set forth in the sections entitled “Election of Directions,” “Executive Compensation,” including “Executive Compensation—Compensation Discussion and Analysis,” and “Corporate Governance—Compensation of Directors” of Identiv’s definitive proxy statement for its 2023 Annual Meeting of Stockholders, filed with the SEC on April 28, 2023 (the “2023 Proxy Statement”), as well as its Current Reports on Form 8-K filed with the SEC on April 13, 2023 and October 11, 2023.

As of March 31, 2024, each Participant, other than Gary Kremen and James E. Ousley, set forth below beneficially owned less than 1% of Identiv’s issued and outstanding common stock. Information about the ownership of common stock by Identiv’s executive officers and directors is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the 2023 Proxy Statement. To the extent holdings by the directors and executive officers of Identiv securities reported in the 2023 Proxy Statement have changed, such changes have been reflected in Form 4s filed with the SEC as set forth next to such executive officer’s or director’s name below. Any further changes will be reflected in Forms 3, 4 or 5 to be filed with the SEC, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Investors—Financials” section of Identiv’s website at identiv.com/investors/financials.

Directors*^	Security Ownership of Directors	Certain Officers and Other Employees*	Security Ownership of Executive Officers
Laura Angelini	Form 4 filed on August 2, 2023.	Steven Humphreys (Chief Executive Officer and Director)	Form 4s filed on May 2, 2023, May 10, 2023, May 11, 2023, May 15, 2023, June 2, 2023, July 5, 2023, August 2, 2023, September 1, 2023, October 2, 2023, November 2, 2023, December 1, 2023, January 2, 2024, February 1, 2024, March 1, 2024, and April 1, 2024.

Gary Kremen	Form 4 filed on August 2, 2023.	Justin Scarpulla (Chief Financial Officer and Secretary)	N/A

Richard E. Kuntz, M.D.	Form 4 filed on August 2, 2023.

James E. Ousley	Form 4 filed on August 2, 2023.

*	The business address is 2201 Walnut Avenue, Suite 100, Fremont, California 94538.
^	Excludes Steven Humphreys, Identiv’s Chief Executive Officer, who is listed under “Certain Officers and Other Employees.”

In addition, each of Bleichroeder LP and Bleichroeder Holdings LLC (together, “Bleichroeder”) is or may be deemed to be a “participant” in the solicitation of proxies from stockholders of Identiv in connection with the Transaction. Information about the ownership of securities of Bleichroeder is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the 2023 Proxy Statement and Amendment No. 1 to the Schedule 13D filed by Bleichroeder on October 23, 2023. Any further changes will be reflected in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC.

Identiv Media Contact:

press@identiv.com

Identiv IR Contact:

IR@identiv.com